NEWS RELEASE

Contact:
Jeffrey Freedman, Investor Relations
investorrelations@ecostim-es.com
281-531-7200

Eco-Stim Energy Solutions Sets Record Date For Shareholder Meeting

HOUSTON, TX and NEUQUEN, ARGENTINA – 04/12/2017 - Eco-Stim Energy Solutions, Inc. (NASDAQ: ESES) (“EcoStim” or the “Company”) announced today that its board of directors have approved the record date for the Company‘s 2017 Annual Meeting of Stockholders (the “Annual Meeting“) scheduled to be held on June 15, 2017. The shareholder meeting will take place at the offices of Vinson & Elkins L.L.P. at 1001 Fannin St., Suite 2500, Houston Texas, 77002 and will start at 9:00 AM Central Standard Time. Holders of the Company‘s common stock at the close of business on May 4, 2017, the record date, will be entitled to receive notice of, and to vote at, the Annual Meeting. The Company expects that proxy materials should be available on or about May 15, 2017.

About the Company

Eco-Stim Energy Solutions is an environmentally focused oilfield service and technology Company providing well stimulation and completion services and proprietary field management technologies to oil and gas producers. EcoStim‘s proprietary methodology and technology offers the potential in high cost regions to decrease the number of stages stimulated in shale plays through a unique process that predicts high probability production zones while confirming those production zones using the latest generation down-hole diagnostic tools. In addition, EcoStim offers its clients completion techniques that can dramatically reduce horsepower requirements, emissions and surface footprint. EcoStim seeks to deliver well completion services with better technology, better ecology and significantly improved economics for unconventional oil and gas producers worldwide.

Forward-Looking Statements

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,“ “expect,“ “anticipate,“ “plan,“ “intend,“ “foresee,“ “should,“ “would,“ “could“ or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by the Company based on management‘s experience, expectations and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate.

Forward-looking statements are not guarantees of performance. Although the Company believes the expectations reflected in its forward-looking statements are reasonable and are based on reasonable assumptions, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Any forward-looking statement speaks only as of the date on which such statement is made, and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.